UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 27, 2007

Date of report

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-20572	41-0886515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of Principal Executive Offices, including Zip Code)

(651) 686-1600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth under Item 2.03 below is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

(b) On April 27, 2007, Patterson Dental Supply, Inc. and Webster Veterinary Supply, Inc. (the “Originators”) and PDC Funding Company II, LLC (“PDC II”) entered into a Receivables Sale Agreement. The Originators and PDC II are each wholly owned subsidiaries of Patterson Companies, Inc. (“PCI”).

Under the Receivables Sale Agreement, each of the Originators may sell to PDC II, without recourse (subject to limited exceptions), and PDC II may at its option purchase rights to payment under certain contracts owned by such Originator (the “Receivables”).

Also on April 27, 2007, PDC II, PCI, as servicer, U.S. Bank National Association (“U.S. Bank”), and The Northern Trust Company (“Northern” and, together with U.S. Bank, the “Buyers”) entered into a Contract Purchase Agreement under which PDC II may sell, and the Buyers may purchase, undivided percentage ownership interests in the Receivables. PDC II will generally retain a 6% interest in the Receivables. The purchase price paid by U.S. Bank and Northern for Receivables arising under the contracts (the “Buyer Contracts”) will not exceed $75,000,000 and $35,000,000, respectively, outstanding at any time. The Contract Purchase Agreement has a termination date of April 27, 2008, which may be extended from time to time at the discretion of the Buyers at the request of PDC II.

PCI will act as servicer of the Buyer Contracts and will receive a fee for its services. PCI has also entered into a support agreement, under which PCI may be required by the Buyers to reduce the Buyers’ investment in the Receivables by up to $11,000,000, plus costs of collection.

The Receivables Sale Agreement and the Contract Purchase Agreement are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	EXHIBITS

10.1	Receivables Sale Agreement, dated April 27, 2007.

10.2	Contract Purchase Agreement, dated April 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

Date: May 3, 2007	By:	/s/ R. Stephen Armstrong
R. Stephen Armstrong
Executive Vice President, Treasurer and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
10.1	Receivables Sale Agreement, dated April 27, 2007.

10.2	Contract Purchase Agreement, dated April 27, 2007.